EXHIBIT 10.2
                               OREGON STEEL MILLS
                            INDEMNIFICATION AGREEMENT
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THIS  INDEMNIFICATION  AGREEMENT,  made and  entered  into this 18th day of
January,  2002  ("Agreement"),  by and between OREGON STEEL MILLS, INC., a
Delaware corporation (the "Company") and                (the "Officer").
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In consideration of the mutual promises in this Agreement, and intending to be legally bound, the Company and Officer do hereby covenant and agree as follows:


SECTION 1.  SERVICES BY OFFICER.
Officer agrees to serve as              of the Company so long as [he] is duly
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appointed or elected and qualified in accordance with the applicable provisions of the Restated Certificate of Incorporation and Bylaws of the Company or any subsidiary of the Company and until such time as [he] resigns or fails to stand for election. Officer may at any time and for any reason resign from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Officer in any such position.


SECTION 2.  INDEMNIFICATION.
The Company shall indemnify Officer to the fullest extent permitted by applicable law or the Restated Certificate of Incorporation of the Company in effect on the date hereof or as such laws or Restated Certificate of Incorporation may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than the law or Restated Certificate of Incorporation permitted the Company to provide before such amendment). The right to indemnification conferred in the Restated Certificate of Incorporation shall be presumed to have been relied upon by Officer in serving or continuing to serve the Company and shall be enforceable as a contract right. Without in any way diminishing the scope of the indemnification provided by this Section 2, the Company will indemnify Officer if and whenever [he] is or was a party or is threatened to be made a party to any Proceeding, including without limitation any such Proceeding brought by or in the right of the Company, by reason of the fact that [he] is or was an Agent or by reason of anything done or not done by [him] in such capacity, against Expenses and Liabilities actually and reasonably incurred by Officer or on [his] behalf in connection with the investigation, defense, settlement or appeal of such Proceeding. No initial finding by the Board, its counsel, Independent Counsel, arbitrators or the stockholders shall be effective to deprive Officer of the protection of this indemnity, nor shall a court to which Officer may apply for enforcement of this indemnity give any weight to any such adverse finding in deciding any issue before it, as it is intended that Officer shall be paid promptly by the Company all amounts necessary to effectuate the foregoing indemnity in full. In addition to, and not as a limitation of, the foregoing, the rights of indemnification of Officer provided under this Agreement shall include those rights set forth in Sections 3, 6 and 7 below.

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SECTION 3.  MAINTENANCE OF INSURANCE AND SELF INSURANCE.


         (a) The Company represents that it presently has in force and effect, and will use reasonable efforts to maintain in force, policies of D & O Insurance in responsible insurance companies (the "Insurance Policies").


             Subject only to the provisions of Section 2 hereof, the Company hereby agrees that, so long as Officer shall continue to serve as an Agent of the Company (or shall continue at the request of Company to serve as a director, Officer, Officer or agent of another corporation, partnership, joint venture, trust or other enterprise) and thereafter so long as Officer shall be subject to any possible claim (whether threatened, pending, criminal, civil or investigative) by reason of the fact that Officer was an Agent of the Company, the Company will purchase and maintain in effect for the benefit of Officer one or more valid, binding and enforceable policy or policies of D & O Insurance providing, in all respects, coverage at least comparable to that presently provided pursuant to the Insurance Policies.


         (b) The Company shall not be required to maintain said policy or policies of D & O Insurance in effect if such insurance is not reasonably available or if, in the reasonable business judgment of the then directors of the Company, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.


         (c) In the event the Company does not purchase and maintain in effect such policy or policies of D & O Insurance pursuant to the provisions of Section 2 herein, the Company agrees to hold harmless and indemnify Officer to the full extent of the coverage which would otherwise have been provided for the benefit of Officer pursuant to the Insurance Policies.


SECTION 4.  ADVANCEMENT OF EXPENSES AND COSTS; LETTER OF CREDIT.


         (a) ADVANCES. All reasonable Expenses incurred by or on behalf of
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             Officer shall be advanced by the Company to Officer within 20 days after the receipt by the Company of a written request for an advance or advances of Expenses from time to time, whether prior to or after final disposition of a Proceeding (unless there has been a final determination that Officer is not entitled to be indemnified for such Expenses), including without limitation any Proceeding brought by or in the right of the Company. Officer's entitlement to advancement of Expenses shall include those incurred in connection with any Proceeding by Officer seeking an adjudication or award in arbitration pursuant to this Agreement. The requests shall reasonably evidence the expenses incurred by Officer in connection therewith. If required by law at the time of such advance, Officer hereby undertakes to repay the amounts advanced if it shall ultimately be determined that Officer is not entitled to be indemnified pursuant to the terms of this Agreement.

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         (b) LETTER OF CREDIT. In order to secure the obligations of the Company
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             to indemnify Officer under Section 2 hereof and to advance to
             Officer certain amounts under Section 3(a) hereof, the Officer shall obtain upon the occurrence of any Triggering Event, an irrevocable standby letter of credit naming Officer as the sole beneficiary, in an appropriate amount not less than $500,000, issued by a financial institution having assets in excess of $100 million and containing terms and conditions reasonably acceptable to Officer (the "Letter of Credit"). The Letter of Credit shall provide that Officer may from time to time draw certain amounts thereunder, upon the presentation to the issuer thereof of a certificate executed by Officer certifying (i) that Officer has made demand upon the Company for an amount not less than the amount [he] is drawing upon under the Letter of Credit and that the Company has refused to provide Officer with such amount and (ii) that Officer believes that [he] is entitled under the terms of this Agreement to the amount which [he] is drawing upon under the Letter of Credit.


         (c) TERM OF LETTER OF CREDIT. Once the Company has obtained the Letter
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             of Credit required by Section 3(b) hereof, the Company shall maintain and renew the Letter of Credit or a substitute letter of credit meeting the criteria of Section 3(b) hereof during the term of this Agreement in a manner such that the Letter of Credit shall have an initial term of five years, be renewed for successive five-year terms, and shall always have at least one year of its term remaining.


SECTION 5.  PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.


         (a) Whenever Officer believes that [he] is entitled to indemnification pursuant to this Agreement, Officer shall submit a written request for indemnification to the Company to the attention of the Chairman of the Board or the Chief Executive Officer with a copy to the Secretary. This request shall include documentation or information which is necessary for the determination of entitlement to indemnification and which is reasonably available to Officer. Determination of Officer's entitlement to indemnification shall be made not later than 60 days after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or other disposition or partial disposition of any Proceeding or any other event which could enable the Company to determine Officer's entitlement to indemnification. The Chairman of the Board or the Chief Executive Officer or the Secretary shall, promptly upon receipt of Officer's request for indemnification, advise the Board in writing that Officer has made such request for indemnification.


         (b) The Company shall be entitled to select the forum in which Officer's entitlement to indemnification will be heard unless a Triggering Event has occurred, in which case Officer shall be entitled to select the forum. The Company or Officer, as the case may be, shall notify the other party in writing as to the forum selected, which selection shall be from among the following:


                 (i)   The stockholders of the Company;


                 (ii)  A quorum of the Board consisting of Disinterested
                       Directors;

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                 (iii) Independent Counsel selected by Officer, and reasonably approved by the Board, which counsel shall make the determination in a written opinion; or

                 (iv) a panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by Officer and the last of whom is selected by the first two arbitrators so selected; or if for any reason three arbitrators are not selected within 30 days after the appointment of the first arbitrator, then selection of additional arbitrators to complete the three person panel shall be made by the American Arbitration Association under its commercial arbitration rules now in effect.


SECTION 6.  PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.
Upon making a request for indemnification, Officer shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption in reaching any contrary determination. If the person or persons so empowered to make the determination shall have failed to make the requested determination within 60 days after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or other disposition or partial disposition of any Proceeding or any other event which could enable the Company to determine Officer's entitlement to indemnification, the requisite determination of entitlement to indemnification shall be deemed to have been made and Officer shall be absolutely entitled to indemnification under this Agreement, absent (i) misrepresentation by Officer of a material fact in the request for indemnification or (ii) a specific finding that all or any part of such indemnification is expressly prohibited by law. The termination of any Proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself (a) adversely affect the rights of Officer to indemnification except as may be provided herein, (b) credit a presumption that Officer did not act in good faith and in a manner which [he] reasonably believed to be in or not opposed to the best interests of the Company, or (c) with respect to any criminal action or proceeding, create a presumption that Officer had reasonable cause to believe that [his] conduct was unlawful.


SECTION 7. REMEDIES OF OFFICER IN CASES OF DETERMINATION NOT TO INDEMNIFY OR TO ADVANCE EXPENSES.


         (a) In the event that (i) an initial determination is made that Officer is not entitled to indemnification, (ii) advances are not made pursuant to this Agreement, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement or (iv) Officer otherwise seeks enforcement of this Agreement, Officer shall be entitled to a final adjudication in an appropriate court of the State of Delaware of [his] entitlement to such indemnification or advance. Alternatively, Officer at [his] option may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association now in effect, which award is to be made within ninety
             (90) days following the filing of the demand for arbitration. The Company shall not oppose Officer's right to seek any such adjudication or arbitration award. In any such proceeding or arbitration,

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             Officer shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption.


         (b) In the event an initial determination has been made, in whole or in part, that Officer is not entitled to indemnification, the decision in the judicial proceeding or arbitration provided in paragraph (a) of this Section 6 shall be made de novo and Officer shall not be prejudiced by reason of a determination that [he] is not entitled to indemnification.


         (c) If an initial determination is made or deemed to have been made pursuant to the terms of this Agreement that Officer is entitled to indemnification, the Company shall be bound by such determination in the absence of (i) a misrepresentation of a material fact by Officer or (ii) a specific finding (which has become final) that all or any part of such indemnification is expressly prohibited by law.


         (d) The Company shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company shall stipulate in any such court or before any such arbitrator that the company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.


         (e) Expenses incurred by Officer in connection with [his] request for indemnification under, seeking enforcement of or to recover damages for breach of this Agreement shall be borne by the Company.


SECTION 8.  OTHER RIGHTS TO INDEMNIFICATION.
Officer's rights of indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Officer may now or in the future be entitled under applicable law, the Restated Certificate of Incorporation, Bylaws, agreement, vote of stockholders, resolution of directors, or otherwise.


SECTION 9.  LIMITATIONS ON INDEMNITY.
The Company shall not be liable under this agreement to make any payment to Officer to the extent that Officer has already been reimbursed pursuant to such D & O Insurance as the Company may maintain for Officer's benefit. Notwithstanding the availability of such insurance, Officer also may claim indemnification from the Company pursuant to this Agreement by assigning to the Company any claims under such insurance to the extent Officer is paid by the Company.


SECTION 10.  DURATION AND SCOPE OF AGREEMENT; BINDING EFFECT.
This Agreement shall continue so long as Officer shall be subject to any possible proceeding by reason of the fact that [he] is or was an Agent and shall be applicable to Proceedings commenced or continued after execution of this Agreement, whether arising from acts or omissions occurring before or after such execution. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Officer and [his] spouse, assigns, heirs, devisees, executors, administrators and other legal representatives.

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SECTION 11.  SEVERABILITY.
If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.


SECTION 12.  IDENTICAL COUNTERPARTS.
This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.


SECTION 13.  INTERPRETATION OF AGREEMENT.
It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Officer to the fullest extent now or hereafter permitted by law.


SECTION 14.  HEADINGS.
The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.


SECTION 15.  DEFINITIONS.  For purposes of this Agreement:


         (a) "Agent" shall mean any person who (i) is or was a director, officer or employee of the Company or a subsidiary of the Company whether serving in such capacity or as a director, Officer, Officer, agent, fiduciary or other official of another entity at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company or (ii) was a director, Officer or Officer of a corporation which was a predecessor corporation of the Company or a subsidiary of the Company whether serving in such capacity or as a director, Officer, Officer, agent, fiduciary or other official of another entity at the request of, for the convenience of, or to represent the interests of such predecessor corporation.


         (b) "Disinterested Director" shall mean a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Officer.


         (c) "Expenses" shall include all direct and indirect costs (including, without limitation, attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses and reasonable compensation for time spent by Officer for which [he] is otherwise

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             not compensated by the Company or any third party) actually and reasonably incurred in connection with either the investigation, defense, settlement or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise; provided, however, that "Expenses" shall not include any judgments, fines or ERISA excise taxes or penalties.


         (d) "Independent Counsel" shall mean a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (i) the Company or Officer in any matter material to either party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Officer in an action to determine Officer's right to indemnification under this Agreement.


         (e) "Liabilities" shall mean liabilities of any type whatsoever, including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement.


         (f) "Proceeding" shall mean any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative.


         (g) "Triggering Event" shall mean the acquisition by any person (other than the Company or the Officer stock ownership plan of the Company) of 30% or more of the outstanding shares of common stock of the Company unless a majority of the entire Board shall have earlier approved such acquisition.


SECTION 16.  PRONOUNS.
Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.


SECTION 17.  MODIFICATION AND WAIVER.
No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties to this Agreement. No waiver of any provision of this Agreement shall be deemed to constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.


SECTION 18.  NOTICE BY OFFICER AND DEFENSE OF CLAIMS.
Officer agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification hereunder, whether civil, criminal, administrative or investigative; but the omission so to notify the Company will not relieve it from any liability which it may have to Officer if such omission does not prejudice the Company's rights and if such omission does prejudice the Company's rights, it will relieve the Company from liability only to the extent of such prejudice; nor will such omission

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relieve the Company from any  liability  which it may have to Officer  otherwise than under this Agreement. With respect to any proceeding as to which Officer notifies the Company of the commencement thereof:


         (a) The Company will be entitled to participate therein at its own expense; and


         (b) Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Officer. After notice from the Company to Officer of its election so to assume the defense thereof, the Company will not be liable to Officer under this Agreement for any Expenses subsequently incurred by Officer in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Officer shall have the right to employ [his] counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Officer unless (i) the employment of counsel by Officer has been authorized by the Company, (ii) Officer shall have reasonably concluded that there may be a conflict of interest between the Company and Officer in the conduct of the defense of such action or that counsel may not be adequately representing Officer, (iii) a Triggering Event shall have occurred or (iv) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding as to which Officer shall have made the conclusion provided for in (ii) above or if an event specified in (iii) above shall have occurred.


         (c) The Company shall not be liable to indemnify Officer under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Officer without Officer's written consent. Neither the Company nor Officer will unreasonably withhold their consent to any proposed settlement.


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SECTION 19.  NOTICES.
All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:


         (a) If to Officer, to:

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         (b) If to Company, to:

         OREGON STEEL MILLS, INC.
         1000 SW Broadway #2200
         Portland, OR  97205
         Attention:  Secretary


         With a copy to:

         Carmen Calzacorta
         SCHWABE, WILLIAMSON & WYATT
         Suite 1800, Pacwest Center
         1211 SW Fifth Avenue
         Portland, OR 97204

or to such other address as may have been furnished to Officer by the Company or to the Company by Officer, as the case may be.


SECTION 20.  GOVERNING LAW.
The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.


SECTION 21.  CONSENT TO JURISDICTION.
The Company and Officer each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state court of the State of Delaware.


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                          COMPANY
                                          OREGON STEEL MILLS, INC.





                                          -------------------------------------

                                          Name:
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                                          Title:
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                                          OFFICER



                                          Name:
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                                          Address:


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